Exhibit 99.1

Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., Dec. 20, 2018 /PRNewswire/ -- Today, the Board of Directors of Bank of South Carolina Corporation, (NASDAQ: BKSC) the parent company for The Bank of South Carolina, declared a quarterly cash dividend of $0.15 per share to shareholders of record January 9, 2019, payable January 31, 2019. This represents the 117th quarterly cash dividend paid to shareholders since 1987.

Fleetwood S. Hassell, President and Chief Executive Officer, stated, "As this represents the 117th quarterly cash dividend paid since our inception over 31 years ago, we remain committed to our business model of soundness, profitability, and growth."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT: Eugene H. Walpole, IV, TELEPHONE: (843) 724-1500